Exhibit 5.1
Darren K. DeStefano
(703)-456-8034
ddestefano@cooley.com
May 17, 2010
RegeneRx Biopharmaceuticals, Inc.
15245 Shady Grove Road, Suite 470
Rockville, MD 20850
Ladies and Gentlemen:
You have requested our opinion with respect to certain matters in connection with the offering by RegeneRx Biopharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the sale by the Company of up to 13,225,000 shares (the “Shares”) of the common stock of the Company (“Common Stock”) and warrants (the “Warrants”) to purchase an additional 5,290,000 shares of Common Stock (the “Warrant Shares”) and the issuance of a warrant (the “Representative’s Warrant”) to the representative of the underwriters for the purchase of up to 805,000 shares of Common Stock (the “Representative’s Warrant Shares”), in each case pursuant to a Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”) (Registration No. 333-166146) (the “Registration Statement”), as amended, including a related prospectus that is a part of the Registration Statement (the “Prospectus”). The Shares, the Warrants, the Representative’s Warrant, the Warrant Shares, and the Representative’s Warrant Shares are to be sold by the Company as described in the Registration Statements and Prospectus.
In connection with this opinion, we have examined and relied upon the Registration Statement; the Prospectus; the Company’s Restated Certificate of Incorporation, as amended; and the Company’s Amended and Restated Bylaws, as amended; and the originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.
In rendering this opinion, we have assumed: the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness of such documents. We have also assumed: that all individuals executing and delivering documents in their individual capacities had the legal capacity to so execute and deliver.
Our opinion is expressed only with respect to the federal laws of the United States of America, the General Corporation Law of the State of Delaware, and, as to the Warrants and the Representative’s Warrant constituting valid and legally binding obligations of the Company, the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any particular jurisdiction apply and no opinion to the extent that the laws of any jurisdiction other than those identified above are
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applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.
We express no opinion to the extent that, notwithstanding its current or future reservation of shares of Common Stock, future issuances of securities of the Company, including the Warrant Shares or the Representative’s Warrant Shares, and/or antidilution adjustments to outstanding securities of the Company, including the Warrants and the Representative’s Warrant, may cause the Warrants and the Representative’s Warrant to be exercisable for more shares of Common Stock than the number that then remain authorized but unissued.
On the basis of the foregoing, and in reliance thereon, we are of the opinion that (i) the Shares, when sold and issued in accordance with the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable, (ii) provided that the Warrants and Representative’s Warrant have been duly executed and delivered by the Company and duly delivered to the underwriters against payment therefor, the Warrants and Representative’s Warrant, when issued and sold as contemplated in the Registration Statement and the Prospectus, will constitute valid and binding agreements of the Company to issue and sell, upon exercise thereof and payment therefor, the number and type of securities of the Company called for thereby and will be enforceable against the Company in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, debtor and creditor and similar laws affecting creditors’ rights generally, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance, and (iii) if, as, and when the Warrant Shares and Representative’s Warrant Shares are issued and delivered by the Company in accordance with the terms of the Representative’s Warrant and each Warrant, including, without limitation, the payment in full of applicable consideration, the Warrant Shares and Representative’s Warrant Shares will be validly issued, fully paid, and nonassessable.
We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement.
Very truly yours,
Cooley LLP
By:/s/ Darren K. DeStafano
     Darren K. DeStefano
ONE FREEDOM SQUARE, RESTON TOWN CENTER, 11951 FREEDOM DRIVE, RESTON, VA 20190-5656 T: (703)  456-8000 F: (703) 456-8100 WWW.COOLEY.COM